Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (Registration No. 333-209960) and Registration Statements on Form S-8 (Registration No. 333-194875, Registration No. 333-202394 and Registration No. 333-209947) of Alcobra Ltd. of our report dated April 27, 2017 with respect to the consolidated financial statements of Alcobra Ltd. and its subsidiary for the year ended December 31, 2016 included in this Annual Report on Form 20-F for the year ended December 31, 2016.

/s/ Kost, Forer, Gabbay & Kasierer
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
April 27, 2017	A Member of EY Global